UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012 (December 20, 2012)

GREENHUNTER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS		76051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 20, 2012, GreenHunter Energy, Inc., a Delaware corporation (the “Company”), filed an amendment to the Company’s prospectus dated December 11, 2012. Such prospectus was filed in connection with the Company’s registration statement on Form S-3 (File No. 333-183292), which became effective on December 7, 2012. The amendment to the prospectus dated December 11, 2012 amends and restates such prospectus to provide, among other things, that the prospectus, as amended, relates to the issuance and sale of the Company’s (i) common stock, par value $0.001 per share, and (ii) 10.0% Series C Cumulative Preferred Stock, par value $0.001 per share (liquidation preference $25.00 per share) (collectively, the “Shares”), in an aggregate offering amount of up to $12,200,000. The Shares are to be sold from time to time pursuant to the terms of an “at the market” sales agreement, dated as of December 11, 2012 (the “Sales Agreement”), between the Company and MLV & Co. LLC, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 10-K filed with the Securities and Exchange Commission on December 11, 2012, and the text of which is incorporated herein by reference. The Company’s common stock trades on the NYSE MKT under the symbol “GRH,” and the Company’s 10% Series C Cumulative Preferred Stock trades on the NYSE MKT under the symbol “GRH.PRC”.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Fulbright & Jaworski L.L.P.

8.1	Opinion of Fulbright & Jaworski L.L.P. (with respect to tax matters)

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.

Date: December 20, 2012	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Fulbright & Jaworski L.L.P.

8.1	Opinion of Fulbright & Jaworski L.L.P. (with respect to tax matters)

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1)